Exhibit 10.33

APPENDIX A

AGREEMENT OF EMPLOYMENT

(This “AGREEMENT”)

TERMS AND CONDITIONS OF EMPLOYMENT

1.        Your Duties and Obligations

Your primary duties are listed in Schedule “A” to this Agreement between you and Visionary Education Technology Holdings Group Inc. (hereinafter referred to as “Company”). The Company reserves the right to reasonably change the duties of your employment at its discretion.

As a condition of your employment, you agree that you will adhere to all Employer policies, rules, systems, and procedures, including, but not limited to the Company’s Policies & Guidelines Manual. We reserve the right to reasonably change the provisions of any of these at any time. You also acknowledge that, as an employee of the Company, you will be bound by a duty of loyalty, obedience, and confidentiality.

2.         Length and Extensions

Your employment starts on May 1, 2022. This position is a full-time position. You are required to work 37.5 hours per week.

You agree and understand that the first three months less a day of your employment shall constitute a probationary period, during which period the Company may terminate your employment without notice or pay in lieu of.

3.         Salary and Benefits

Your compensation will be $ 5,500 CAD/month, paid monthly. You will not receive any other employment benefits in your position, except for any benefits that are mandatory under the Ontario Employment Standards Act, 2000.

The Company is required by law to take necessary deductions from your wage, including, but not limited to, federal tax, provincial tax, Canadian Pension Plan (“CPP”) contributions, and Employment Insurance (“EI”) premiums. The Company will pay its statutory obligations of CPP contributions and EI premiums.

4.         Vacation

You are entitled to vacations and vacation pays in accordance with the minimum standard as set out in Ontario Employment Standards Act, 2000.

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5.         Termination

You hereby agree that the Company may terminate your employment without cause and fully fulfill any legal obligations to you for notice and/or payment in lieu of notice of termination by providing you a notice and/or payment in lieu of notice equal to the minimum standard as set out in the Act, plus one week’s notice or payment in lieu of. Any benefits from the Company you are entitled to will continue during the same period. You agree that upon received of your entitlements under this clause, no further amounts shall be due and payable to you, whether under the Act, any other status, or at common law. When you are terminated without cause, in no circumstances will you receive less than your entitlement to notice, severance (if applicable), and benefits continuation (if any), pursuant to the minimal standard as set out in the Act.

By signing this agreement, you expressly and irrevocably agree to waive any entitlement to common law notice period or payment in lieu of.

6.         Temporary Layoff

You hereby acknowledge and agree that the Company may temporarily lay-off you in accordance with section 56(2) of the Ontario Employment Standards Act, 2000. When you are temporarily laid-off, the Company may, in compliance with section 56(2) of the Ontario Employment Standards Act, 2000, recall you to return to work upon two (2) weeks’ prior notice to you, and you are required to return to work on the date prescribed on the recall notice.

7.         Resignation

In the event you resign from the Company before the end of this contract, you agree to provide two weeks’ notice.

8.         Other Restrictive Covenants

You hereby agree that following termination of your employment at the Company for any reason, you shall not hire, attempt to hire any current employees of the Company, or cause any current employees of the Company to be hired by any entity owned, controlled or related to you.

You hereby agree that following termination of your employment at the Company for any reason, you shall not solicit business from any current clients of the Company, or from any clients who have retained the Company in the 18-month period immediately preceding the date of the termination of your employment at the Company.

As an essential part of the consideration for the Company entering into an employment contract with you, you hereby agree to the terms of the agreement regarding confidential information and proprietary property as set out in Appendix “B” to the offer of employment (the “Confidentiality Agreement”). The offer of employment is only effectively accepted if you and the Company executed the Confidentiality Agreement in Appendix “B” to the offer of employment. You agree hat any violation of the Confidentiality Agreement during the terms of your employment will immediately give the Company sufficient cause at law to terminate your employment.

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9.         Miscellaneous

a.          Modification of the Agreement

Any amendment or modification of this Agreement or additional obligations assumed by either party in connection with this Agreement will only be legally binding and enforceable if evidenced in writing signed by each Party.

b.          Entire Agreement

There is no representation, warranty, collateral agreement or conditions affecting this agreement except as expressly provided in this Agreement.

c.         Choice of Law and Forum

You agree that any dispute arising out of this Agreement shall be resolved in a court of competent jurisprudence in Toronto, Ontario, under the laws of the province of Ontario and Canada.

d.          Severability

In the event that any provision of this Agreement is held to be invalid or unenforceable, in part or in whole, such provision is severed from this Agreement and all other provisions will continue to be valid and enforceable.

e.          Independent Legal Advice

You agree that you have been given sufficient opportunity to seek independent legal advice. If you accept this offer of employment without seeking independent legal advice, you hereby waive any claim regarding this offer of employment based on the ground of lack of independent legal advice.

f.          Counterpart

This New Agreement may be executed and delivered (including by facsimile copy or by scanned copy attached to an email) in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same New Agreement.

SIGNATURE PAGE TO FOLLOW

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IN WITNESS WHEREOF, the Undersigned have signed this New Agreement in the presence of the witness whose name appears below and who signed in the presence of the undersigned at the same time on this 29th day of April, 2022 at the City of Markham, Province of Ontario, Canada.

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______________________________	)	/s/ ZaiYi Liao
WITNESS	)	ZaiYi Liao
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______________________________	)	/s/ Tom Traves
WITNESS	)	Visionary Education Technology Holdings Group Inc.
Per: Tom Traves
Chair & CEO

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